As filed with the Securities and Exchange Commission on August 18, 1999.

                                                      Registration No. 333-00890

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8

                        Post-Effective Amendment No. 2 to
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                           --------------------------
                                 AVX Corporation
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)



          State of Delaware                                33-0379007
   -------------------------------               -------------------------------
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)

        801 17th Avenue South
     Myrtle Beach, South Carolina                             29577
   -------------------------------               -------------------------------
   (Address of principal executive                         (Zip Code)
               offices)


                              AVX Corporation SERP
                  AVX Nonqualified Supplemental Retirement Plan
          -------------------------------------------------------------
                            (Full title of the plan)

                             Donald B. Christiansen
                                 AVX Corporation
                              801 17th Avenue South
                       Myrtle Beach, South Carolina 29577
                                 (843) 449-9411
                          -----------------------------
                       (Name, address and telephone number
                              of agent for service)

                                    Copy to:
                               Gary C. Ivey, Esq.
                      Parker, Poe, Adams & Bernstein L.L.P.
                              2500 Charlotte Plaza
                         Charlotte, North Carolina 28244
                                 (704) 372-9000



-------------------
The Exhibit Index to this Post-Effective Amendment is located on page 6 hereof.


                                EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-00890) (the "Registration Statement") relates only to securities issued under the AVX Nonqualified Supplemental Retirement Plan and the AVX Corporation SERP and as successor plans to the AVX Corporation Deferred Compensation Plan and/or the AVX Corporation Deferred Compensation Plan Trust pursuant to which such securities are issued. This Post-Effective Amendment should not be regarded as an amendment to the Registration Statement as it pertains to securities issued pursuant to the AVX Vancouver Corporation Retirement Savings and Stock Bonus Plan, also included therein.

                                     Part I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees participating in the AVX Corporation SERP and the AVX Nonqualified Supplemental Retirement Plan (each, a "Plan" and, collectively, the "Plans") as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). These documents and the documents incorporated by reference into this Post-Effective Amendment, taken together, constitute a prospectus with respect to each Plan that meets the requirements of Section 10(a) of the Securities Act. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the AVX Corporation SERP and AVX Nonqualified Supplemental Retirement Plan.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by AVX Corporation ("AVX") are incorporated herein by reference:

(i)   AVX's Annual Report on Form 10-K for the year ended March 31, 1999;

(ii)  AVX's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;
      and

(iii) AVX's Registration Statement on Form 8-A dated July 7, 1995 registering its $.01 par value common stock under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

The following document filed by the Plans (or a predecessor thereof) is herein incorporated by reference:

Annual Report on Form 11-K for the year ended December 31, 1998 of AVX Nonqualified Supplemental Retirement Plan (formerly known as the AVX Corporation Deferred Compensation Plan).

All documents filed by AVX and the AVX Corporation SERP and the AVX Nonqualified Supplemental Retirement Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests and, for criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred.

The registrant's Restated Certificate of Incorporation provides that no director of the registrant will be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.
                                        2

Pursuant to Section 102(b)(7) of the DGCL, the Restated Certificate of Incorporation of the registrant eliminates the liability of the registrant's directors to the registrant or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

The registrant maintains directors' and officers' liability insurance policies. The By-laws of the registrant provide for indemnification of the officers and directors of the registrant to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit              Description
-------              -----------

*** 4.1              AVX Corporation SERP, effective January 1, 1998

  **4.2 AVX Nonqualified Supplemental Retirement Plan, restated as of January 1, 1998 (incorporated by reference to Exhibit
                     99.1 to Annual Report on Form 11-K for the year ended December 31, 1998 of AVX Nonqualified Supplemental Retirement Plan (formerly known as the AVX Corporation Deferred Compensation Plan))

   *4.3              Trust Agreement incident to the AVX Corporation Deferred
                     Compensation Plan

   *4.4 First Amendment to the Trust Agreement incident to the AVX Corporation Deferred Compensation Plan

   *4.5 Second Amendment to the Trust Agreement incident to the AVX Corporation Deferred Compensation Plan

 ***4.6              Third Amendment to AVX Corporation Deferred Compensation
                     Trust

   23.1              Consent of PricewaterhouseCoopers LLP

  *24.1              Power of Attorney


----------
    * Previously filed as Exhibits 4.4, 4.4.1, 4.4.2 and 24.1, respectively, to AVX's original filing of this Registration Statement on Form S-8 (Registration No. 333-00890) on or about June 24, 1996.
   ** Incorporated by reference to another document on file with the Commission with which such exhibit is physically filed, to be a part hereof as of the date thereof.
  *** Previously filed as Exhibits 4.1 and 4.6, respectively, to AVX's Post-Effective Amendment No. 1 to this Registration Statement on Form S-8 (Registration No. 333-00890) on or about August 6, 1999.

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act and each filing of the AVX Corporation SERP and AVX Nonqualified Supplemental Retirement Plan annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Myrtle Beach, State of South Carolina, on the 18th day of August, 1999.


                          Signatures                              Title                                  Date
                          ----------                              -----                                  ----

                   /s/ Benedict P. Rosen                         Chairman of the Board and Chief          August 18, 1999
-----------------------------------------------                  Executive-Officer

                      Benedict P. Rosen
                       AVX Corporation


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



                          Signatures                              Title                                  Date
                          ----------                              -----                                  ----

                              *                                  Chairman Emeritus of the Board           August 18, 1999
-----------------------------------------------                  and-Director

                        Kazuo Inamori

                  /s/ Benedict P. Rosen                          Chairman of the Board, Chief             August 18, 1999
-----------------------------------------------                  Executive-Officer,-and-Director
                                                                 (Principal Executive officer)
                      Benedict P. Rosen


                              *                                  President, Chief Operating Officer       August 18, 1999
------------------------------------------------                 and-Director
                      John S. Gilbertson

                /s/ Donald B. Christiansen                       Chief Financial Officer, Senior          August 18, 1999
-----------------------------------------------                  Vice-President-of-Finance,
                                                                 Treasurer, and Director (Principal
                    Donald B. Christiansen                       Financial and Principal Accounting
                                                                 Officer)

                              *                                  Director                                 August 18, 1999
-----------------------------------------------
                   Carroll A. Campbell, Jr.

                              *                                  Director                                 August 18, 1999
-----------------------------------------------
                         Kensuke Itoh

                              *                                  Director                                 August 18, 1999
-----------------------------------------------
                     Rodney N. Lanthorne

                              *                                  Director                                 August 18, 1999
-----------------------------------------------
                       Masahiro Umemura

                              *                                  Director                                 August 18, 1999
-----------------------------------------------
                       Masahiro Yamamoto

                              *                                  Director                                 August 18, 1999
-----------------------------------------------
                        Yuzo Yamamura


                /s/ Donald B. Christiansen
-----------------------------------------------

                    Donald B. Christiansen
                       Attorney-in-fact
                    pursuant to a power of
                   attorney filed herewith
                       as part of this
                    Registration Statement



THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the AVX Corporation SERP and the AVX Nonqualified Supplemental Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Myrtle Beach, State of South Carolina, on August 18, 1999.

                           AVX CORPORATION SERP
                           AVX NONQUALIFIED SUPPLEMENTAL RETIREMENT PLAN

                           By:        /s/ Donald B. Christiansen
                                ------------------------------------------
                                Name: Donald B. Christiansen
                                Title: Member of Administrative Committee

                                  EXHIBIT INDEX


Exhibit               Description
-------               -----------

 ***4.1               AVX Corporation SERP, effective January 1, 1998

  **4.2 AVX Nonqualified Supplemental Retirement Plan, restated as of January 1, 1998 (incorporated by reference to Exhibit
                      99.1 to Annual Report on Form 11-K for the year ended December 31, 1998 of AVX Nonqualified Supplemental Retirement Plan (formerly known as the AVX Corporation Deferred Compensation Plan))

   *4.3               Trust Agreement incident to AVX Corporation Deferred
                      Compensation Plan

   *4.4 First Amendment to the Trust Agreement incident to AVX Corporation Deferred Compensation Plan

   *4.5 Second Amendment to the Trust Agreement incident to AVX Corporation Deferred Compensation Plan

 ***4.6               Third Amendment to AVX Corporation Deferred
                      Compensation Trust

   23.1               Consent of PricewaterhouseCoopers LLP

  *24.1               Power of Attorney


----------
    * Previously filed as Exhibits 4.4, 4.4.1, 4.4.2 and 24.1, respectively, to AVX's original filing of this Registration Statement on Form S-8 (Registration No. 333-00890) on or about June 24, 1996.
   ** Incorporated by reference to another document on file with the Commission with which such exhibit is physically filed, to be a part hereof as of the date thereof.
  *** Previously filed as Exhibits 4.1 and 4.6, respectively, to AVX's Post-Effective Amendment No. 1 to this Registration Statement on Form S-8 (Registration No. 333-00890) on or about August 6, 1999.


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